Exhibit 99.1

Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Media Contact:
Irma Gomez-Dib - FD
212-850-5761
Irma.gomez-dib@fd.com

ONE-FOR-10 REVERSE STOCK SPLIT OF INSMED COMMON STOCK BECOMES EFFECTIVE

RICHMOND, VA. – March 2, 2011 - Insmed Incorporated (Nasdaq CM: INSM), a biopharmaceutical company, announced today that the one-for-10 reverse stock split of Insmed’s Common Stock became effective as of 5:00 P.M. EST, on March 2, 2011, after the State Corporation Commission of the Commonwealth of Virginia accepted the amendment to Insmed’s Articles of Incorporation to effect the reverse stock split.  The shareholders of Insmed approved the amendment at the Special Meeting of Shareholders held on March 1, 2011.  Insmed’s common stock will start trading on a split-adjusted basis on or about market open on March 3, 2011.

Following the reverse stock split, each holder of 10 shares of Insmed Common Stock immediately prior to the effectiveness of the reverse stock split became the holder of one share of Insmed Common Stock. Shareholders will receive a cash payment in lieu of any fractional shares of Common Stock they are entitled to receive.

About Insmed
Insmed Incorporated is a biopharmaceutical company focused on the development of innovative inhaled pharmaceuticals for the site-specific treatment of serious lung diseases, and has a proprietary protein platform aimed at niche markets with unmet medical need. Insmed’s primary focus is on the development of inhaled antibiotic therapy delivered via proprietary advanced pulmonary liposome technology in areas of high unmet need in lung diseases.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to expectations regarding the anticipated benefits of the reverse stock split and the business strategies, plans and objectives of management, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, we may be unsuccessful in developing our product candidates, our expenses may be higher than anticipated and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.